UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2022

Victoria’s Secret & Co.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40515	86-3167653
(Commission File Number)	(IRS Employer Identification No.)

4 Limited Parkway East Reynoldsburg, OH	43068
(Address of Principal Executive Offices)	(Zip Code)

(614) 577-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VSCO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2022, Victoria’s Secret & Co. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Fashion Holding Group, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), AdoreMe, Inc., a Delaware corporation (“Adore Me”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as representative for the Adore Me equityholders, pursuant to which Merger Sub will merge with and into Adore Me (the “Merger”), with Adore Me surviving the Merger and becoming a wholly owned subsidiary of the Company.

Subject to the terms and conditions of the Merger Agreement, upon the consummation of the Merger, the Company will acquire all of the equity interests of Adore Me for an amount in cash equal to (i) $400.0 million, on a cash-free, debt-free basis, plus (ii) the aggregate exercise price or measurement price of all Vested-In-the-Money Options and all Unvested-In-the-Money Options (each as defined below), minus (iii) customary post-closing adjustments as set forth in the Merger Agreement, minus (iv) the Escrow Amount (as defined in the Merger Agreement), minus (v) the Representative Fund Amount (as defined in the Merger Agreement) (such cash amount, the “Merger Consideration”). Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, (i) each issued and outstanding share of common stock and preferred stock of Adore Me (other than shares to be cancelled pursuant to the Merger Agreement and shares owned by stockholders who have neither voted in favor of the Merger nor consented thereto in writing and who shall have validly and properly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) will be cancelled and converted into the right to receive a pro rata portion of the Merger Consideration, (ii) each outstanding unexercised vested option to purchase common stock of Adore Me that has a per share exercise price less than such option’s pro rata portion of the sum of the Merger Consideration and the Fixed Post-Closing Consideration (as defined below) (each, a “Vested In-the-Money Option”), will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (1) the total number of shares of common stock of Adore Me underlying such Vested-In-the-Money Option, multiplied by (2) the excess of (x) the applicable pro rata portion of the Merger Consideration less (y) such Vested In-the-Money Option’s aggregate exercise price, plus (3) the applicable pro rata portion of any Fixed Post-Closing Consideration that becomes payable pursuant to the Merger Agreement, (iii) each outstanding unvested option to purchase common stock of Adore Me that has a per share exercise price less than such option’s pro rata portion of the sum of the Merger Consideration and the Fixed Post-Closing Consideration (each, an “Unvested In-the-Money Option”) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (1) the total number of shares of common stock of Adore Me underlying such Unvested-In-the-Money-Option, multiplied by (2) the excess of (x) the applicable pro rata portion of the Merger Consideration less (y) such Unvested In-the-Money Option’s aggregate exercise price, plus (3) the applicable pro rata portion of any Fixed Post-Closing Consideration that becomes payable pursuant to the Merger Agreement, subject to the holder of such Unvested-In-the-Money Option remaining continuously employed or providing services to Adore Me, the Company or any of their respective affiliates through the earlier of the original vesting dates of such Unvested-In-the-Money Option and the applicable payment date of such Fixed Post-Closing Consideration under the Merger Agreement; and (iv) each outstanding restricted stock unit (“RSU”) of Adore Me will vest in full and will be automatically converted into the right to receive an amount in cash, without interest, equal to the applicable pro rata portion of the sum of the Merger Consideration and the Fixed Post-Closing Consideration. All options to purchase common stock of Adore Me that have a per share exercise price equal to or greater than than such option’s pro rata portion of the sum of the Merger Consideration and the Fixed Post-Closing Consideration (whether vested or unvested) and all outstanding warrants of Adore Me will be cancelled, and no consideration will be paid in respect of such options or warrants.

The Merger Agreement also provides for post-closing consideration to be paid in an aggregate amount of at least $80.0 million and up to $300.0 million (the “Post-Closing Consideration”). The Post-Closing Consideration consists of (i) a fixed payment to be made on or prior to January 15, 2025 (the “Fixed Post-Closing Consideration”) and (ii) contingent payments based upon the achievement of certain strategic objectives and the achievement of certain EBITDA and net revenue goals within the two-year period following closing of the Merger.

The Company, Merger Sub and Adore Me each made customary representations, warranties and covenants in the Merger Agreement, including customary interim operating covenants requiring Adore Me to use commercially reasonably efforts to conduct its business in the ordinary course consistent with past practice and not to take certain actions during the period between the signing of the Merger Agreement and the closing of the Merger. A portion of the Merger Consideration payable by the Company will be deposited into escrow, which will be released to Adore Me’s former equityholders following the closing of the Merger based on the customary adjustments described above. The Company has obtained customary representations and warranties insurance in connection with the Merger Agreement.

Each party’s obligation to consummate the Merger is subject to customary closing conditions, including, among other things, the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party’s obligation to consummate the Merger is also subject to the accuracy of the representations and warranties of the other parties (subject to certain exceptions and materiality qualifications) and the performance in all material respects of the other parties’ respective covenants under the Merger Agreement. The Merger Agreement contains certain customary termination rights for the Company and Adore Me, including the right to terminate if the Merger is not consummated on or before November 1, 2023.

The Merger Agreement is included with this filing only to provide investors with information regarding its terms, and not to provide investors with information regarding the Company or Adore Me. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (1) have been made only for purposes of the Merger Agreement, (2) have been qualified by confidential disclosures made in confidential disclosure schedules delivered in connection with the Merger Agreement, (3) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Merger Agreement, the closing date of the Merger or such other date as is specified in the Merger Agreement, and (5) have been included in the Merger Agreement solely for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Investors are not third-party beneficiaries under the Merger Agreement, and accordingly, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by the full text of the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is hereby incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01, “Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 1, 2022, the Company issued a press release announcing the execution of the Merger Agreement described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995). These forward-looking statements involve risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward looking statements. Words such as “estimate,” “commit,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “potential” and any similar expressions may identify forward-looking statements. With respect to the contemplated Merger, forward-looking statements include, without limitation, financial estimates, statements as to the completion and benefits or effects of the Merger, including financial and operating results, the combined Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. The following risks, uncertainties and other factors could affect the Company’s financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements: the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the risk that the necessary regulatory approvals may not be obtained as a result of conditions that are not anticipated; risks that any of the closing conditions to the Merger may not be satisfied in a timely manner; the failure to realize the benefits of the Merger; the effect of the announcement of the Merger on the ability of Adore Me to retain customers and key personnel and to maintain relationships with suppliers, and on its operating results and business generally; and potential litigation in connection with the Merger.

Except as may be required by law, the Company assumes no obligation and does not intend to make publicly available any update or other revisions to any of the forward looking statements contained in this Current Report to reflect circumstances existing after the date of this Current Report or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2022.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 1, 2022, by and among Victoria’s Secret & Co., Fashion Holding Group, Inc., AdoreMe, Inc. and Fortis Advisors LLC.

99.1	Press Release of Victoria’s Secret & Co., dated November 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits to the Merger Agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORIA’S SECRET & CO.

Date: November 1, 2022	By:	/s/ Timothy Johnson
Timothy Johnson
Chief Financial and Administrative Officer